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                                                                      EXHIBIT 99







                          INDEPENDENT AUDITORS' REPORT








To The Board of Directors and Shareholders
BTG, Inc.:


        Under date of May 24, 1999, we reported on the consolidated balance sheets of BTG, Inc. and subsidiaries (the "Company") as of March 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity, cash flows, and comprehensive income for each of the years in the three-year period ended March 31, 1999, as contained in the Company's annual report on Form 10-K for the year 1999. In connection with our audits of the aforementioned consolidated financial statements, we also have audited the related consolidated financial statement schedule as listed in Item 14(a)1 in the Company's Form 10-K for the year 1999. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statement schedule based on our audits.

        In our opinion, based on our audits, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.








/s/ KPMG  LLP



McLean, Virginia
May 24, 1999